UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2019

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EFOI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2019, the Board of Directors (the “Board”) of Energy Focus, Inc. (the “Company”) approved the appointment of Tod A. Nestor as President, Chief Financial Officer and Secretary of the Company effective July 1, 2019 (the “Appointment”).

Mr. Nestor is a senior operating and financial executive with over 30 years of strategic leadership in corporate finance, business strategy, mergers and acquisitions, and turnarounds with public and privately-held companies. He brings to the Company global financial and operational management experience from startups to Fortune 500 companies across multiple industries.

From 2017 to 2018, Mr. Nestor served as Executive Vice President and Chief Financial Officer of Alumni Ventures Group, a Manchester, New Hampshire based venture capital firm with the most active global transaction volume according to PitchBook. Between 2013 and 2016, Mr. Nestor served as the Chief Financial Officer of Merchants Automotive Group, Inc., a privately held, $300 million fleet management, short-term rental, automobile retail and consumer financing company.

Previously, Mr. Nestor also served as Senior Vice President and Chief Financial Officer of The Penn Traffic Company, a $1.5 billion publicly traded grocery distribution company, and Chief Financial Officer for Fairway Holdings Corp., a privately held, $750 million iconic grocery store chain based in the greater New York City region. Earlier in his career, Mr. Nestor held other senior leadership roles across a wide array of functions in large organizations such as American Eagle Outfitters, HJ Heinz, and WR Grace.

Mr. Nestor received a Bachelor of Business Administration degree in Accounting from the University of Notre Dame and an MBA in Finance and Entrepreneurial Management from The Wharton School of the University of Pennsylvania. He is also a licensed Certified Public Accountant (CPA), Certified Management Account (CMA), Certified Financial Manager (CFM), and Chartered Financial Analyst (CFA).

Mr. Nestor will receive an initial base salary of $225,000 and is eligible for a discretionary bonus in accordance with the Company’s Executive Bonus Plan previously approved by the Board if he remains employed through the payment date with respect to the Company’s 2019 fiscal year bonus plan. Mr. Nestor will also be eligible for $300,000 of term life insurance. Mr. Nestor will maintain his primary residence in Pennsylvania and is expected to work at the Company’s offices in Solon, Ohio four days a week. The Company has agreed to pay Mr. Nestor’s commuting expenses (mileage, tolls) to Solon, Ohio as well as his lodging expenses while he is there.

With respect to the disclosure required pursuant to Item 401(d) of Regulation S-K, there are no family relationships between Mr. Nestor and any director or executive officer of the Company. With respect to the disclosure required pursuant to Item 404(a) of Regulation S-K, there are no transactions between the Company and Mr. Nestor that would be required to be reported.

Pursuant to the terms of Mr. Nestor’s offer letter, Mr. Nestor’s equity award will be determined based on the executive compensation structure to be approved by the Board in June-July 2019. To the extent such an award is granted, the Company will file an amendment to this Form 8-K within four business days after the terms of such grant are determined.

Item 8.01. Other Events

A copy of the press release issued by the Company announcing this appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
Number	Description

99.1	Press release of Energy Focus, Inc. dated June 27, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2019

ENERGY FOCUS, INC.

	By:	/s/ James Tu
	Name:	James Tu
	Title:	Chairman, Chief Executive Officer and President and interim Chief Financial Officer